EXHIBIT 99(b)


                           SCHEDULE OF TRANSACTIONS BY
                         TRIAGE CAPITAL MANAGEMENT, L.P.


  DATE OF PURCHASE FROM          NUMBER OF SHARES OF                AGGREGATE
          ISSUER                COMMON STOCK PURCHASED           PRICE PER SHARE
--------------------------------------------------------------------------------

          6/7/02                        69,000                        $.0702

         6/12/02                        25,000                        $.1073

         7/31/02                        22,500                        $.3150

         4/23/03                        60,000                        $.8069



                           SCHEDULE OF TRANSACTIONS BY
                           TRIAGE OFFSHORE FUND, LTD.


  DATE OF PURCHASE FROM          NUMBER OF SHARES OF                AGGREGATE
          ISSUER                COMMON STOCK PURCHASED           PRICE PER SHARE
--------------------------------------------------------------------------------

          6/7/02                        67,000                        $.0704

         6/12/02                        25,000                        $.1079

         7/31/02                        15,000                        $.3160

         4/23/03                        80,000                        $.8070



                           SCHEDULE OF TRANSACTIONS BY
                                     OTA LLC


  DATE OF PURCHASE FROM          NUMBER OF SHARES OF                AGGREGATE
          ISSUER                COMMON STOCK PURCHASED           PRICE PER SHARE
--------------------------------------------------------------------------------

         6/12/02                        69,000                        $.0702

         6/17/02                        25,000                        $.1073

          8/5/02                        12,500                        $.3150






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